UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

LSI LOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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LSI Logic Corporation

Notice of Annual Meeting of Stockholders
May 12, 2005
To the Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the “Company”), a Delaware corporation, will be held on Thursday, May 12, 2005, at 9:00 a.m. local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113, for the following purposes:

1. To elect eight directors to serve for the ensuing year and until their successors are elected.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its 2005 fiscal year.

3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
      These items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on March 18, 2005, are entitled to notice of and to vote at the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or you may vote by Internet or telephone. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card.

Sincerely,

/s/ David G. Pursel

David G. Pursel
Corporate Secretary
Milpitas, California
April 7, 2005
YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to mark, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States), or vote by Internet or telephone.

INFORMATION CONCERNING SOLICITATION AND VOTING
General
Record Date; Shares Outstanding
How to Vote
Revocability of Proxies
Voting and Solicitation
Householding
Quorum; Abstentions; Broker Non-Votes
Deadline for Receipt of Stockholder Proposals
Other Matters
SECURITY OWNERSHIP
Security Ownership
PROPOSAL ONE ELECTION OF DIRECTORS
Nominees
Board Meetings and Committees
Compensation Committee
Compensation of Directors
Required Vote
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Required Vote
EXECUTIVE COMPENSATION
Summary of Compensation
Change-in-Control and Employment Agreements
Stock Option Grants and Exercises
OPTION (1) GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Certain Transactions
REPORT OF THE COMPENSATION COMMITTEE ON CEO AND OTHER EXECUTIVE OFFICER COMPENSATION FOR LSI LOGIC CORPORATION
Overview and Philosophy
Executive Officer Compensation
Chief Executive Officer Compensation
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Appendix A
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF LSI LOGIC CORPORATION
PURPOSE
COMMITTEE MEMBERSHIP AND ORGANIZATION
COMMITTEE RESPONSIBILITIES AND AUTHORITY
INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS
EVALUATION OF THE COMMITTEE
MEETINGS
MINUTES
REPORTS
VOTING
COMPENSATION
Appendix B
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF LSI LOGIC CORPORATION
PURPOSE
COMMITTEE MEMBERSHIP AND ORGANIZATION
COMMITTEE RESPONSIBILITIES AND AUTHORITY
INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS
EVALUATION OF THE COMMITTEE
MEETINGS
MINUTES
REPORTS
VOTING
COMPENSATION

LSI Logic Corporation

Proxy Statement
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as “LSI Logic” or the “Company”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 12, 2005, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113. The address of the Company’s principal executive offices is 1621 Barber Lane, Milpitas, California 95035, and the Company’s telephone number is (408) 433-8000.
      These proxy solicitation materials were mailed on or about April 7, 2005, to all stockholders entitled to vote at the meeting.
Record Date; Shares Outstanding
      Stockholders of record at the close of business on the record date of March 18, 2005 (the “Record Date”), are entitled to notice of and to vote at the meeting. As of the Record Date, 387,762,529 shares of the Company’s common stock, $0.01 par value, were issued and outstanding. On the Record Date, the closing price of the Company’s common stock on the New York Stock Exchange was $6.03 per share.
How to Vote
      Stockholders may vote by attending the meeting and voting in person, by mailing the proxy card in the postage prepaid envelope provided by the Company, by telephone, using the toll free telephone number 1-800-690-6903, or by Internet, by using the Internet voting site www.proxyvote.com. Stockholders will be asked to enter the 12-digit control number located on their proxy cards to proceed with voting by telephone or by Internet.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company at the Company’s principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
Voting and Solicitation
      On all matters other than the election of directors, each share has one vote. See “Election of Directors — Required Vote.” The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $10,000 for its services and will reimburse it for certain out-of-pocket expenses estimated to be $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone.

Householding
      In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company’s proxy materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
      If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: LSI Logic Corporation, 1621 Barber Lane, MS AD-115, Milpitas, CA 95035, Attn: Investor Relations or call (408) 954-4710, or you may visit the Company’s website at www.lsilogic.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Quorum; Abstentions; Broker Non-Votes
      The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “For,” “Against” or “Withheld From” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to that matter (the “Votes Cast”).
      The Company intends to count abstentions for purposes of determining both the presence and absence of a quorum and the total number of Votes Cast with respect to any matter (other than the election of directors). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered to be Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the ratification of the independent registered public accounting firm).
Deadline for Receipt of Stockholder Proposals
      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 annual meeting and that stockholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 8, 2005, which is 120 calendar days prior to the anniversary of this year’s mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.
      Stockholder proposals that are not intended to be included in the proxy materials for such meeting, but that are to be presented by the stockholder from the floor, are subject to advance notice provisions described below.
Other Matters
      According to the Company’s bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in the Company’s proxy materials must be received by the Company no later than January 7, 2006, which is 90 days prior to the anniversary of this year’s mail date, and the notice must set forth the following: (a) a brief description of the proposed matter and the reasons for conducting such business at the meeting; (b) any material interest of the stockholder in such business; (c) the name and address of such stockholder as they appear on the Company’s books; (d) the class and number of shares of the Company that are beneficially owned by the stockholder; and (e) all other information relating to such person that is required to be disclosed pursuant to Regulation 14A of the Securities Exchange Act of 1934. If the notice does not comply with the requirements set forth in the Company’s bylaws, the presiding officer of the meeting may refuse to acknowledge the matter.
      The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal (including nominations for directors) from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the meeting.
SECURITY OWNERSHIP
Security Ownership
      The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company and its majority-owned subsidiary, Engenio Information Technologies, Inc., (“Engenio”) as of the Record Date, by all persons known to the Company to be beneficial owners of more than five percent of the Company’s common stock, by all directors and executive officers named in the Summary Compensation Table on page 10 of this proxy statement and by all current directors and executive officers as a group.

	Number of Shares		Approximate
	Beneficially Owned		Percentage Owned

Name	Company	Subsidiary	Company	Subsidiary(16)

Merrill Lynch & Co., Inc.(1)	47,017,518		12.1%
Morgan Stanley(2)	24,635,472		6.4%
Wilfred J. Corrigan(3)	14,126,764		3.6%
T.Z. Chu(4)	291,900		*
Malcolm R. Currie(5)	521,500		*
James H. Keyes(6)	285,070		*
R. Douglas Norby(7)	127,456	27,500	*	*
Matthew J. O’Rourke(8)	160,000	27,500	*	*
Gregorio Reyes(9)	137,500	27,500	*	*
Larry W. Sonsini(10)	135,589	27,500	*	*
Thomas Georgens(11)	943,552	250,000	*	*
Bryon Look(12)	1,093,415		*
W. Richard Marz(13)	1,348,910		*
Joseph M. Zelayeta(14)	1,541,500		*
All current directors and executive officers as a group(15)	24,889,337	360,000	6.2%	*

*	Less than 1%

(1)	As reported in Schedule 13G/ A filed February 7, 2005, with the SEC by Merrill Lynch & Co., Inc. (“Merrill Lynch”) on behalf of Merrill Lynch Investment Managers (“MLIM”). Merrill Lynch is a parent holding company. MLIM is an operating division of Merrill Lynch’s indirectly owned asset management subsidiaries. Certain of these subsidiaries hold shares of the Company’s common stock. Merrill Lynch has shared voting power and shared dispositive power over all of the shares. The address for Merrill Lynch is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.

(2)	As reported in Schedule 13G/ A filed February 15, 2005, with the SEC by Morgan Stanley (“Morgan Stanley”) and Morgan Stanley & Co. International Limited. (“Morgan Stanley International”). Morgan Stanley is a parent holding company and Morgan Stanley International is a broker-dealer doing business under the laws of the United Kingdom. Morgan Stanley has sole voting and sole dispositive power over 24,511,920 shares and shared voting power and shared dispositive power with respect to

42,773 shares, and Morgan Stanley International has sole voting and sole dispositive power over 23,864,400 shares. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036, and the address for Morgan Stanley International is 25 Cabot Square, Canary Wharf, London E14 4QA, England.

(3)	Includes options held by Mr. Corrigan to purchase 4,600,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4)	Includes options held by Mr. Chu to purchase 190,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5)	Includes options held by Dr. Currie to purchase 190,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6)	Includes options held by Mr. Keyes to purchase 190,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7)	Includes options held by Mr. Norby to purchase 105,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8)	Represents options held by Mr. O’Rourke to purchase 160,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9)	Includes options held by Mr. Reyes to purchase 102,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10)	Includes options held by Mr. Sonsini to purchase 135,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11)	Includes options held by Mr. Georgens to purchase 912,500 shares of the Company, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12)	Includes options held by Mr. Look to purchase 1,065,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(13)	Includes options held by Mr. Marz to purchase 1,323,750 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(14)	Includes options held by Mr. Zelayeta to purchase 1,382,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(15)	Includes options to purchase an aggregate of 14,426,344 shares of the Company held by 12 executive officers and seven outside directors, which are presently exercisable or will become exercisable within 60 days of the Record Date. The amount in the “Subsidiary” column represents the Engenio options that are presently exercisable or will become exercisable within 60 days of the Record Date.

(16)	Based on 50,037,500 shares of Engenio common stock outstanding as of the Record Date.
PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
      A board of eight directors is to be elected at the meeting. All directors are elected annually and serve until the next annual meeting or until his successor has been duly elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors selected and the Board of Directors accepted the eight nominees named below for election to the Board of Directors. All nominees are currently directors of the Company.
      The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote.
      The names of the nominees for election to the Board of Directors, and the experience and background of each, are set forth below. Ages are as of December 31, 2004.

			Director
Name of Nominee	Age	Principal Occupation	Since

Wilfred J. Corrigan	66	Chairman of the Board of Directors and Chief Executive Officer of the Company	1981
T.Z. Chu	70	Consultant; Retired President of Hoefer Pharmacia Biotech, Inc.	1992
Malcolm R. Currie	77	Chief Executive Officer, Currie Technologies, Inc.	1992
James H. Keyes	64	Retired Chairman, Johnson Controls, Inc.	1983
R. Douglas Norby	69	Chief Financial Officer and Senior Vice President, Tessera, Inc.	1993
Matthew J. O’Rourke	66	Consultant; Retired Partner, Price Waterhouse LLP	1999
Gregorio Reyes	63	Management Consultant; Former Chairman and Chief Executive Officer, Sunward Technologies, Inc.	2001
Larry W. Sonsini	63	Chairman, Wilson Sonsini Goodrich & Rosati, P.C.	2000
      There are no family relationships between or among any directors or executive officers of the Company.
      Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since the Company was founded in January 1981. Mr. Corrigan also serves on the board of directors of FEI Company.
      Mr. Chu serves as a consultant to various public and private companies and a director to a number of private companies and non-profit organizations. Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997.
      Dr. Currie has served as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles and other light vehicles, since February 1997. He presently serves on the board of directors for Enova Systems, Inc., Regal One Corporation and Inamed Corporation.
      Mr. Keyes served as Chairman of Johnson Controls, Inc. from October 2002 until his retirement in December 2003. He served as Chairman and Chief Executive Officer from January 1993 to October 2002. Johnson Controls, Inc. is a provider of automotive systems, batteries and facility management and control. Mr. Keyes also serves on the board of directors of Pitney Bowes, Inc. and Navistar International Corporation.
      Mr. Norby has been Chief Financial Officer and Senior Vice President of Tessera, Inc., a semiconductor packaging technology company, since July 2003. He worked as a management consultant with Tessera from May 2003 until July 2003. Mr. Norby was a private investor from March 2003 until May 2003. He served as Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 until February 2003, and as Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of the Company from November 1996 to November 2000. Mr. Norby also serves on the board of directors of Alexion Pharmaceuticals, Inc. and ChipPac, Inc.
      Mr. O’Rourke was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Since his retirement, Mr. O’Rourke has been engaged as an independent business consultant. Mr. O’Rourke is also a member of the board of directors of Infonet Services Corporation.

      Mr. Reyes has been a private investor and management consultant since 1994. He co-founded Sunward Technologies in 1985 and served as Chairman and Chief Executive Officer until 1994. Mr. Reyes serves on the board of directors of Dialog Semiconductor and Seagate Technology.
      Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1969 and has served as its Chairman and Chief Executive Officer for more than the past five years. Until February 2005, Mr. Sonsini also served as the firm’s Chief Executive Officer. Mr. Sonsini serves on the board of directors of the following public companies: Echelon Corporation, PIXAR, Inc. and Silicon Valley Bancshares.
Board Meetings and Committees
     Board of Directors
      The Company’s Board of Directors (the “Board of Directors” or the “Board”) is the ultimate decision-making body of the Company except with respect to those matters reserved for the approval of stockholders. The Board is responsible for selection of the executive management team, providing oversight responsibility and direction to management and evaluating the performance of this team on behalf of the stockholders. The Board has adopted Corporate Governance Guidelines to assist it in the performance of its responsibilities. These Guidelines are available on the Company’s website at www.lsilogic.com.
      The Board of Directors has determined that all the directors other than Mr. Corrigan, including those who serve on the committees described below, are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board of Directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with the directors. The Board also reviewed the relationships between the Company and companies with which the Company’s directors are affiliated.
      The Board of Directors of the Company held a total of 10 meetings during the fiscal year ended December 31, 2004. Currently Mr. T.Z. Chu serves as the Board’s lead independent director. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit, Compensation and Nominating and Corporate Governance Committees consist solely of non-employee independent directors as defined by the New York Stock Exchange. The Board appoints the members and chairs of the committees annually. All committees operate under charters approved by the Board, which are available on the Company’s website at www.lsilogic.com.
      You may contact the Board of Directors by sending an email to lead-director@lsil.com or board@lsil.com. In accordance with instructions from the Board, the Corporate Secretary to the Board reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board or individual directors as appropriate. The Company’s directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.
      The Company customarily schedules Board and committee meetings on the same day as the annual meeting of shareholders to encourage and facilitate director attendance at the annual meeting. Seven of the Company’s eight directors attended the Company’s annual meeting held in May 2004.
      During the year ended December 31, 2004, all incumbent directors attended more than the required minimum of 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.
     Audit Committee
      The Audit Committee, which consists of Dr. Currie, who serves as its chairman, Messrs. Chu, Keyes, Norby and O’Rourke, held 13 meetings during the last fiscal year. The Audit Committee reviews the Company’s accounting policies and practices, internal controls, financial reporting practices, contingent risks and risk management strategies and plans. The Audit Committee selects and retains the Company’s independent registered public accounting firm to examine the Company’s accounts, reviews the independence of the independent registered public accounting firm as a factor in making these determinations and pre-approves all audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee regularly meets alone with the Company’s management, independent registered public accounting firm and the director of the Company’s Internal Audit Department, and grants them free access to the Audit Committee at any time. All members of the Audit Committee are financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, Messrs. Keyes, Norby and O’Rourke are designated as financial experts of the Audit Committee, as defined by SEC rules. Stockholders interested in communicating with the Audit Committee may do so by sending an email to auditchair@lsil.com.

Compensation Committee
      The Compensation Committee, which consists of Mr. Keyes, who serves as its chairman, Mr. Chu, Dr. Currie, Mr. O’Rourke and Mr. Reyes, held four meetings during the last fiscal year. At least annually, the Compensation Committee reviews the goals of the Company’s executive officer and director compensation plans, and amends or recommends that the Board of Directors amend these goals if the Compensation Committee deems it appropriate. The Compensation Committee evaluates and reviews, at least annually, the performance of the Chairman and Chief Executive Officer and other executive officers in light of those goals. Based upon such an evaluation, the Compensation Committee establishes the Company’s overall executive compensation strategy, and, in particular, determines the compensation structure for the Chairman and Chief Executive Officer and other executive officers. The Compensation Committee reviews and approves the Company’s stock option and other stock incentive award programs and reviews, as needed (with an independent consultant), executive compensation matters and significant issues that relate to executive compensation. Stockholders interested in communicating with the Compensation Committee may do so by sending an email to compensationchair@lsil.com. A copy of the charter of the Compensation Committee is attached to this proxy statement as Appendix A.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee held two meetings during the last fiscal year. As of February 2005, the Nominating and Corporate Governance Committee consists of Mr. Chu, who serves as its chairman, Dr. Currie and Messrs. O’Rourke, Reyes and Sonsini. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors, recommending to the Board the director nominees for the next annual meeting of stockholders, advising the Board of Directors with respect to Board composition and procedures and whether to form or dissolve committees. The Nominating and Corporate Governance Committee also assists in advising the Board of Directors with respect to the corporate governance principles applicable to the Company and developing criteria for oversight of the evaluation of the Board and management. A copy of the charter of the Nominating and Corporate Governance Committee is attached to this proxy statement as Appendix B.
      Although there are no specific, minimum qualifications for nominees, each nominee to the Board of Directors is considered on the basis of his or her likelihood to enhance the Board’s ability to manage and direct the affairs and businesses of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and satisfy any requirements imposed by law, regulation or exchange listing requirements.
      The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for election to the Company’s Board of Directors at the 2006 annual meeting if received no later than December 8, 2005. The Nominating and Corporate Governance Committee uses the same criteria described above in assessing candidates recommended by stockholders. The name of any recommended candidate for director, together with a brief biography, a document indicating the candidate’s willingness to serve and evidence of the nominating person’s ownership of Company stock should be sent to the attention of the Nominating and Corporate Governance Committee at nominatingchair@lsil.com. Stockholders may use the same email address to communicate other matters to the Nominating and Corporate Governance Committee.
Compensation of Directors
      Members of the Board of Directors who are not employees of the Company receive an annual fee of $35,000 and $2,000 for each regular Board meeting they attend in person, plus reimbursement of expenses for attendance at regular Board and committee meetings. For additional telephonic meetings, members receive a fee of $1,000 per meeting. In addition, the lead director of the Board receives an annual payment of $5,000. Each director will receive $1,000 for attending a committee meeting if the committee meeting is not held in conjunction with a meeting of the Board of Directors. Notwithstanding the foregoing, members of the Audit Committee receive $1,000 for each Audit Committee meeting they attend, regardless of whether it is held in conjunction with a Board of Directors meeting. In addition, the Audit Committee’s designated financial experts receive an additional $5,000 for their services annually, and the Audit Committee chairman receives an additional annual fee of $7,000.
      Certain non-employee members of the Board of Directors are also members of the Board of Directors of Engenio Information Technologies, Inc., (“Engenio”), which is a majority-owned subsidiary of the Company. In return for their services to Engenio, these individuals receive an annual fee of $30,000, $2,000 for each regularly scheduled meeting and $1,000 for each telephonic meeting. The chairman of the Audit Committee of Engenio receives an annual fee of $7,000. The financial expert of the Engenio Audit Committee would receive an annual fee of $5,000 and the Engenio Board of Directors’ designated lead director would receive an annual fee of $5,000. Currently the Engenio Board of Directors has not appointed a lead director. In addition, the Engenio Audit Committee does not have any members designated as financial experts.
      The Company’s Amended 1995 Director Option Plan, as adopted by the Board of Directors and approved by the stockholders, provides for the grant of non-statutory stock options to non-employee directors of the Company. Under a non-discretionary formula approved by the stockholders, each non-employee director is granted an initial option to purchase 30,000 shares of common stock on the date on which he or she first becomes a director. In addition, on April 1 of each year, each non-employee director is automatically granted a subsequent option to purchase 30,000 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for initial options granted under the Amended 1995 Director Option Plan is set at 25% on each of the first four anniversaries of the grant date. Subsequent option grants become exercisable in full six months after the date of grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company, but in no event after the ten-year term of the option has expired. As of the Record Date, a total of 2,000,000 shares have been reserved for issuance under the 1995 Amended Director Option Plan, of which 1,080,000 shares are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 905,000 shares remain available for grant. On April 1, 2004, an option to purchase 30,000 shares was granted to each of Directors Chu, Currie, Keyes, Norby, O’Rourke, Reyes and Sonsini having an exercise price of $9.46 per share.
      The Engenio Information Technologies, Inc. Amended and Restated Equity Incentive Plan (“Engenio Plan”) provides for the grant of stock options to non-employee directors of Engenio. Under a non-discretionary formula, each non-employee director of the subsidiary is granted an initial option to purchase 25,000 shares of Engenio’s common stock as of the date the individual first becomes a director of Engenio. In addition, each non-employee director who both (a) is a non-employee director on the last business day of a fiscal year and (b) has served as a non-employee director for the entire fiscal year, which includes such last business day, automatically shall receive, as of the last business day, an option to purchase 15,000 shares. The vesting schedule for the initial and subsequent stock options granted under the Engenio Plan is set at 100% on the first anniversary of the grant date. Notwithstanding the preceding, once an individual ceases to be a director, his or her options that are not then exercisable shall never become exercisable and shall be immediately forfeited. Messrs. Norby, O’Rourke, Reyes and Sonsini each received options to purchase 25,000 shares of Engenio common stock on the date each individual became a director of Engenio, which options have an exercise price of $10.00 per share, as determined by the Engenio Board of Directors with assistance from outside consultants.
      In addition, under the Engenio Plan, each non-employee director who first becomes a non-employee director on or after the effective date of the Engenio Plan automatically receives 2,500 shares of restricted stock as of the date the individual becomes a non-employee director. The shares of restricted stock are held by Engenio in escrow, which ends as to 100% of the shares on the first anniversary of the grant date and all such shares fully vest on such date. Messrs. Norby, O’Rourke, Reyes and Sonsini each received 2,500 shares of restricted stock on the date each individual became a director of Engenio, which have a grant date fair value of $10.00 per share, as determined by the Engenio Board of Directors with assistance from outside consultants.
Required Vote
      Directors shall be elected by a plurality vote. The eight nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.
      Every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (eight) multiplied by the number of votes to which the stockholder’s shares are entitled, or may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been properly placed in nomination in accordance with the Company’s bylaws prior to the meeting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated for election as directors.
Board Recommendation
      The Board of Directors unanimously recommends a vote “FOR” the proposed slate of directors for the current year. Unless you indicate otherwise, your proxy will be voted “FOR” each of the Company’s nominees (except as otherwise noted under “Required Vote” above).
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its 2005 fiscal year and recommends that the stockholders vote for the ratification of such appointment. If there is a negative vote on such ratification, the Audit Committee will reconsider its selection, but the Audit Committee has the ultimate authority to retain and terminate auditors. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company’s consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Required Vote
      The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL TWO.

Board Recommendation
      The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2005 fiscal year. Unless you indicate otherwise, your proxy will be voted “FOR” the proposal.
EXECUTIVE COMPENSATION
Summary of Compensation
      The following table shows, as to (i) the Chief Executive Officer and (ii) each of the four other most highly compensated executive officers who were serving as such at fiscal year end and whose salary plus bonus exceeded $100,000 during fiscal year ended December 31, 2004 (all persons listed in the table are collectively referred to as the “Named Executive Officers”), information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during 2004, as well as such compensation for each such individual for the previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

							Long-Term Compensation Awards(4)

		Annual Compensation
							Restricted		Securities Underlying
							Stock Unit		Options (#)		All Other
					Other Annual		Awards				Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Compensation ($)		($)		Company	Subsidiary(7)	($)(8)

Wilfred J. Corrigan	2004	860,018	0		N/A		0		0	0	8,576
Chairman and Chief	2003	860,018	500,000		N/A		0		1,000,000	0	8,476
Executive Officer	2002	793,858	0		N/A		0		0	0	9,576
Thomas Georgens	2004	369,234	110,000	(2)	N/A		0		0	1,200,000	8,576
Executive Vice President,	2003	350,002	270,000		N/A		0		250,000	0	7,195
Storage Systems	2002	323,090	210,000		N/A		0		100,000	0	7,633
Bryon Look	2004	369,242	0		N/A		180,000	(5)	200,000	0	8,556
Executive Vice President	2003	350,002	150,000		N/A		0		250,000	0	7,195
and Chief Financial Officer	2002	323,090	122,500		N/A		0		0	0	7,377
W. Richard Marz	2004	390,000	0		N/A		0		0	0	8,576
Executive Vice President	2003	390,000	50,000		N/A		0		100,000	0	7,442
Worldwide Strategic Marketing	2002	360,000	58,500		N/A		0		300,000	0	8,212
Joseph Zelayeta	2004	415,002	0		88,159	(3)	270,000	(6)	200,000	0	8,576
Executive Vice President	2003	415,002	130,000		N/A		0		100,000	0	7,631
ASIC Technology and Methodology	2002	383,082	103,750		N/A		0		150,000	0	8,440

(1)	This amount reflects a ten percent voluntary reduction in pay taken by the Named Executive Officers from March 6, 2001, until September 30, 2002. The reduction in pay was reversed effective October 1, 2002, at which point the base salaries of the Named Executive Officers were reinstated to their previous levels.

(2)	Mr. Georgens received a bonus as chief executive officer of Engenio Information Technologies, Inc., a majority-owned subsidiary of the Company.

(3)	Beginning in 2004, in connection with assuming different executive responsibilities, Mr. Zelayeta’s primary place of employment was changed from Gresham, Oregon to the Company’s headquarters in Milpitas, California. The amount in the column reflects $9,600 in an automobile allowance, $27,720 in payments for an apartment located in California that is leased in the Company’s name and that is used exclusively by Mr. Zelayeta, $25,347 in airfare, car rental and airport parking fees and $25,492 reimbursed to Mr. Zelayeta for payment of income taxes on the apartment rental and commuting fees.

(4)	The Company has not granted any stock appreciation rights or long-term incentive plan awards to executive officers.

(5)	Represents the grant of restricted stock award units under which the named executive has the right to receive, subject to vesting, 40,000 shares of common stock. The material terms of the restricted stock unit awards, which were granted under the 2003 Equity Incentive Plan (“EIP”), are as follows: (a) the price of the restricted stock unit is the fair market value of the common stock as of the date of grant (which was $4.50 on August 12, 2004); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP. The value of the restricted stock award units as of December 31, 2004, was $219,200. The fair market value of the stock on December 31, 2004, was $5.48 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(6)	Represents the grant of restricted stock award units under which the named executive has the right to receive, subject to vesting, 60,000 shares of common stock. The material terms of the restricted stock unit awards, which were granted under the EIP, are as follows: (a) the price of the restricted stock unit is the fair market value of the common stock as of the date of grant (which was $4.50 on August 12, 2004); (b) the restricted stock units vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) in its discretion, the Board of Directors, or a committee of the Board administering the EIP may accelerate the vesting of the balance, or some lesser portion of the balance of the restricted stock units at any time, subject to the terms of the EIP. The value of the restricted stock award units as of December 31, 2004, was $328,800. The fair market value of the stock on December 31, 2004, was $5.48 per share. The restricted stock award units are entitled to dividends or other adjustments or distributions under the EIP. Such dividends and distributions shall be deemed reinvested in stock units.

(7)	The stock option grants listed in this column represent options to purchase common stock of Engenio.

(8)	Represents group life insurance and accidental death and dismemberment (“AD&D”) insurance premiums and 401(k) plan Company contributions. In 2004, the Company contributed the following: For Mr. Corrigan, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $7,100 for matching contributions to the 401(k) plan; For Mr. Georgens, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $7,100 for matching contributions to the 401(k) plan; For Mr. Look, $1,243 for life insurance premiums, $213 for AD&D insurance premiums and $7,100 for matching contributions to the 401(k) plan; For Mr. Marz, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $7,100 for matching contributions to the 401(k) plan; and For Mr. Zelayeta, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $7,100 for matching contributions to the 401(k) plan. In 2003, the Company contributed the following: For Mr. Corrigan, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $7,000 for matching contributions to the 401(k) plan; For Mr. Georgens, $1,176 for life insurance premiums, $202 for AD&D insurance premiums and $5,817 for matching contributions to the 401(k) plan; For Mr. Look, $1,176 for life insurance premiums, $202 for AD&D insurance premiums and $5,817 for matching contributions to the 401(k) plan; For Mr. Marz, $1,210 for life insurance premiums, $207 for AD&D insurance premiums and $6,025 for matching contributions to the 401(k) plan; and For Mr. Zelayeta, $1,260 for life insurance premiums, $216 for AD&D insurance premiums and $6,155 for matching contributions to the 401(k) plan. For 2002, the Company contributed the following: For Mr. Corrigan, $1,710 for life insurance premiums, $216 for AD&D insurance premiums and $7,650 for matching contributions to the 401(k) plan; For Mr. Georgens, $1,473 for life insurance premiums, $186 for AD&D insurance premiums and $5,974 for matching contributions to the 401(k) plan; For Mr. Look, $1,473 for life insurance premiums, $186 for AD&D insurance premiums and $5,718 for matching contributions to the 401(k) plan; For Mr. Marz, $1,642 for life insurance premiums, $207 for AD&D insurance premiums and $6,363 for matching contributions to the 401(k) plan; and For Mr. Zelayeta, $1,710 for life insurance premiums, $216 for AD&D insurance premiums and $6,514 for matching contributions to the 401(k) plan.

Change-in-Control and Employment Agreements
      In November 2003, the Company entered into change-in-control severance agreements with each of the Named Executive Officers, except Mr. Corrigan, to help ensure the continued services of management to the

Company. Mr. Corrigan’s employment agreement dated September 2001 is discussed in this proxy statement in the section entitled “CEO Employment Agreement,” below.
      For purposes of the change-in-control agreements made with the Named Executive Officers, a change in control of the Company is deemed to have occurred in the event of (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (2) the approval by the shareholders of the Company, or if shareholder approval is not required, by the Board of Directors, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (3) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities or (4) a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors. In addition, in the Company’s change-in-control agreement with Mr. Thomas Georgens, Executive Vice President, Storage Systems, a change in control also occurs in the event Engenio ceases to be a subsidiary of the Company due to a sale of the subsidiary to a third party.
      Under the change-in-control agreements, if the executive officer’s employment is terminated involuntarily at any time within 12 months after a change in control, the executive officer will receive a lump sum payment equal to the sum of two years’ base salary plus 200% of the executive officer’s target bonus for the year in which the change in control occurs, and continued health-care benefits during the two years following the termination. In addition, the vesting and exercisability of all unexpired options, unexpired restricted stock and any other unexpired equity-based compensation awards that were granted at least six months prior to the change in control shall be automatically accelerated and fully vested and exercisable at the date of the involuntary termination. An additional limited payment will be made to an executive officer in order to offset the effect of any excise taxes on payments made to the executive officer under the change-in-control agreement. These agreements shall terminate in November 2008, unless a change of control occurs, in which case, the agreements shall terminate upon the date that all obligations of the parties have been satisfied.

CEO Employment Agreement
      In September 2001, the Company entered into an employment agreement (the “Agreement”) with Wilfred J. Corrigan, the Company’s Chairman of the Board and Chief Executive Officer (“CEO”). The Agreement provides for Mr. Corrigan to continue to serve as CEO and Chairman of the Company’s Board of Directors, and further provides for an annual base salary as determined by the Board and an annual bonus based on performance goals determined by the Compensation Committee of the Board.
      If the Company terminates Mr. Corrigan’s employment other than for cause, or his employment terminates as a result of death or disability, Mr. Corrigan will receive 36 months base salary, 300% of his target bonus for the year in which the employment termination occurs, 24 months of health, dental and vision benefits, 18 months of life insurance benefits and vesting of unexpired options granted in November 1999, April 2001 and after September 2001. With respect to each such option, Mr. Corrigan will have the full term of each option to exercise the vested part of the option. An additional payment will be made to Mr. Corrigan in order to offset the effect of any excise taxes on payments made to him under the Agreement. If Mr. Corrigan voluntarily terminates his employment as CEO for any reason other than death or disability and the Company does not ask him to remain as the employee Chairman of the Board, Mr. Corrigan will receive all of the payments and benefits described above. If Mr. Corrigan voluntarily resigns for any reason other than death or disability and the Company asks Mr. Corrigan to remain as the employee Chairman of the Board and he agrees to do so, Mr. Corrigan will receive the payments and benefits described above, except for the accelerated option vesting. Instead, unexpired options from grants after September 2001 and from the two option grants made in November 1999 and April 2001, respectively, will be converted to a monthly vesting schedule such that all such options will vest within 36 months of the resignation date. If Mr. Corrigan is terminated for cause or if he voluntarily resigns and does not remain as the employee Chairman of the Board following a Company request to do so, he will not receive any of the payments or benefits described above and instead, will receive only salary and other benefits that accrued prior to his termination of employment or as may be required by law.
Stock Option Grants and Exercises
      The following tables set forth information with respect to the stock options granted to the Named Executive Officers under the Company’s stock option plans during the fiscal year ended December 31, 2004, the options exercised by such Named Executive Officers during such fiscal year and the options held by the Named Executive Officers at December 31, 2004.
      The Option Grants Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% or 10% from the date the option was granted to the end of the option term and does not represent the Company’s projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s common stock and overall market conditions.
OPTION (1) GRANTS IN LAST FISCAL YEAR

	Individual Grants
								Potential Realizable
								Value at Assumed
	Number of		Percent of					Annual Rates of Stock
	Securities Underlying		Total Options	Exercise Price				Price Appreciation for
	Options Granted (#)		Granted to	($/share)		Expiration Date		Option Term(5)
			Employees in
Name	Company(2)	Subsidiary(3)	Fiscal Year(4)	Company	Subsidiary	Company	Subsidiary	5% ($)	10% ($)

Wilfred J. Corrigan	0	0	N/A	N/A	N/A	N/A		N/A	N/A
Thomas Georgens	0	1,000,000	35.1	N/A	10.00	N/A	2/12/11	4,071,004	9,487,171
		200,000	7.0		6.00		10/29/11	488,521	1,138,461
Bryon Look	200,000	0	2.76	10.70	N/A	2/12/11	N/A	871,195	2,030,255
W. Richard Marz	0	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Joseph M. Zelayeta	200,000	0	2.76	10.70	N/A	2/12/11	N/A	871,195	2,030,255

(1)	The Company has not granted any stock appreciation rights.

(2)	The options shown in the column were nonstatutory stock options granted under the 1991 Equity Incentive Plan. The material terms of the options are as follows: (a) the exercise price of the options is the fair market value of the common stock as of the date of grant; (b) the options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) to the extent unexercised, the options lapse after seven years; (d) the options are non-transferable and are only exercisable during the period of employment of the optionee (or within 90 days following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee. These options are subject to acceleration of exercisability in certain events. See “Change-in-Control and Employment Agreements” above.

(3)	In 2004, the Board of Directors of Engenio granted stock options to purchase Engenio common stock to Mr. Georgens, pursuant to the Engenio Plan. These options were non-qualified stock options. The material terms of these options are as follows: (a) the exercise price of the options represent the estimated fair value of the Engenio common stock on the date of grant as determined by the Engenio Board of Directors, with assistance from outside consultants; (b) the options vest cumulatively, in equal 25% increments on each of the first four anniversaries of the date of grant; (c) to the extent unexercised, the options lapse after seven years; (d) the options are non-transferable and are only exercisable during the period of employment of the optionee or within three months following termination of employment. These options may be subject to acceleration of exercisability in the discretion of the Engenio Compensation Committee in the event of a change in control, as set forth in Mr. Georgen’s stock option agreement.

(4)	Based on options granted to all employees in fiscal year 2004 to purchase an aggregate of 7,239,629 shares of the Company’s common stock and 2,848,250 shares of Engenio common stock.

(5)	These assumed rates of annual appreciation are specified by the SEC and do not represent the Company’s estimate of future stock prices.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of		Value(1) of Unexercised
			Securities Underlying		In-the-Money
			Unexercised Options		Options at
	Shares		at Fiscal Year End (#)		Fiscal Year End($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wilfred J. Corrigan	0	0	5,575,000	1,125,000	85,000	255,000
Thomas Georgens	0	0	787,500	275,000	26,250	78,750
Bryon Look	0	0	952,500	437,500	26,250	78,750
W. Richard Marz	0	0	1,173,750	293,750	10,500	31,500
Joseph M. Zelayeta	40,000	91,428	1,275,000	425,000	10,500	31,500

(1)	Value of unexercised options is based on the difference between the fair market value of Company’s common stock of $5.48 per share as of December 31, 2004 (the last day of the last completed fiscal year), and the exercise price of the unexercised in-the-money options.
Certain Transactions
      Mr. Larry W. Sonsini, a director of the Company, is Chairman of Wilson Sonsini Goodrich & Rosati, P.C., a law firm that performed legal services for the Company during fiscal year 2004 and that is expected to perform legal services for the Company in the future.
      In November 2003, the Company announced its intention to separate its wholly owned storage systems subsidiary from the Company and create an independent storage systems company. The subsidiary, which is currently a majority-owned subsidiary of the Company, is Engenio Information Technologies, Inc. (“Engenio”). The separation of Engenio from the Company, including the transfer of related assets, liabilities and intellectual property rights, was substantially completed in December 2003. The Company entered into agreements to address various arrangements between Engenio and the Company. Effective February 2004, Mr. Thomas Georgens was named Chief Executive Officer of Engenio.
REPORT OF THE COMPENSATION COMMITTEE ON CEO AND OTHER
EXECUTIVE OFFICER COMPENSATION FOR LSI LOGIC CORPORATION
Overview and Philosophy
      The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers LSI Logic’s executive compensation program. The role of the Compensation Committee is to review and approve salaries and other compensation of LSI Logic’s executive officers and administer the chief executive officer and executive officer incentive plans. The Compensation Committee reviews and approves other Company compensation policies and matters and oversees LSI Logic’s stock option plans, including reviewing and approving stock option grants to LSI Logic’s executive officers. The Compensation Committee’s charter reflects these various responsibilities. The Compensation Committee and the Board of Directors periodically review and revise the charter, a copy of which is available on the Company’s website at www.lsilogic.com.
      The Compensation Committee is currently comprised of five non-employee, independent members of the Board of Directors, none of whom has any interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee engaged a compensation consulting firm to assist the Compensation Committee in its review of proposed 2004 compensation for the executive officers.
      The philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company’s business strategies, objectives and initiatives. For incentive-based compensation, the Compensation Committee considers the desirability to qualify for deductibility by the Company under Section 162(m) of the Internal Revenue Code. Options granted under the Company’s option plan qualify as “performance-based” compensation, and therefore, are not subject to the limitations on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code. To maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company’s overall financial performance.
Executive Officer Compensation
      The Compensation Committee believes that a substantial portion of aggregate annual cash compensation for executive officers is contingent upon the Company’s performance and an individual’s contribution to the Company’s success. The Compensation Committee aligns the interests of the Company’s executive officers with the long-term interests of shareholders through stock option and restricted stock unit grants that can result in ownership of the Company’s common stock. The Compensation Committee structures each executive officer’s overall compensation package to attract, retain and reward individuals who contribute to the success of the Company.
      The Company’s compensation program for executive officers is based on the following guidelines:

•	Establishment of base salary levels and participation in generally available employee benefit programs based on competitive compensation practices.

•	Utilization of short-term cash incentives that are funded based on Company financial metrics, and vary according to individual contribution to that performance.

•	Inclusion of equity opportunities that create long-term incentives based upon increases in shareholder return.
      The Compensation Committee reviews executive officer compensation levels utilizing information provided by an independent consulting firm engaged by the Compensation Committee to benchmark the Company’s executive pay practices against industry norms. The Company’s 2004 benchmark study included 25 high technology companies, including semiconductor, storage systems, storage components and networking companies.
      The Company had a cash incentive plan based on performance in fiscal year 2004 that provided for bonus awards to be made to the executive officers (other than the chief executive officer) and other members of senior management, subject to an aggregate budget for all awards under the plan. The plan established a formula of operating income and revenue growth metrics to be achieved by the Company, as well as for its subsidiary, Engenio Information Technologies, Inc., on a standalone basis for fiscal year 2004 before any payments would be made under the plan. In addition, the plan provides for the Chief Executive Officer to determine individual bonus award amounts pursuant to his judgment of each participant’s personal contributions to the Company’s performance for the year, subject to the approval of the Compensation Committee. The Company’s operating income and revenue growth for fiscal year 2004 did not meet the threshold performance established under the plan. However, the subsidiary’s operating income for fiscal year 2004 met the threshold performance for the subsidiary. Therefore, a cash bonus was paid to the chief executive officer of the subsidiary, who is also a Company 16(b) officer and a Named Executive Officer.

      The Compensation Committee approved base salary increases on average of 5% for select incumbent executive officers, effective January 6, 2004. The increases were the first to be made to executive base salaries since March 2000. As a result of this action, base salaries for the executive officers are, on average, within competitive range of the Company’s market target of the 60th percentile.
      The Company maintains a set of guidelines for use in making recommendations to the Compensation Committee on individual option grants to executive officers to purchase common stock of the Company. Stock option grants were made to certain executive officers during fiscal year 2004 by reference to the guidelines. These guidelines are developed with data provided by external published surveys and other information that are believed to fairly reflect the competitive environment in which the Company operates and that are consistent with the compensation principles set forth above.
      The Compensation Committee has reviewed and approved the total compensation package of all Company 16(b) officers, including each of the components (base salary, bonus incentive, stock options, executive perquisites and benefits), and determined the amounts to be reasonable and competitive for our industry, utilizing industry benchmarks. Executives do not receive deferred compensation, retirement benefits or any other benefits other than eligibility to participate in the same programs and on the same basis as all other employees.
Chief Executive Officer Compensation
      Mr. Corrigan has been Chairman of the Board and Chief Executive Officer (“CEO”) of the Company since its founding in 1981. In September 2001, the Company entered into an employment agreement (the “Agreement”) with Mr. Corrigan. A summary of the Agreement is set forth in the section on “CEO Employment Agreement.” The current base salary of $860,000 for Mr. Corrigan established by the Compensation Committee falls in the median of the range of such information used for competitive comparisons. Mr. Corrigan’s base salary has not been increased since March 2000.
      Mr. Corrigan was eligible to participate in a bonus compensation plan for the Company’s CEO that is based on the CEO’s performance, operating income objectives for the Company and on the overall performance of the Company. Mr. Corrigan did not receive a bonus with respect to the Company’s performance during fiscal year 2004. In addition, Mr. Corrigan did not receive a stock option grant in fiscal year 2004.
      The Compensation Committee is pleased to submit this report to LSI Logic’s stockholders relating to compensation of its executive officers.

Members Of The Compensation Committee

James H. Keyes, Chairman
T.Z. Chu
Dr. Malcolm R. Currie
Matthew J. O’Rourke
Gregorio Reyes
February 10, 2005
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors of LSI Logic Corporation (“Audit Committee”) assists the Board of Directors in executing its responsibilities. The Audit Committee is composed of five non-employee members, each of whom is independent as defined by the New York Stock Exchange listing rules and operates under a charter approved by the Board of Directors. This charter is available on the Company’s website at www.lsilogic.com. The Audit Committee is responsible for, among other things, retention and termination of the Company’s independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and monitoring the integrity and adequacy of the Company’s financial information, control systems and reporting practices. The Audit Committee held 13 meetings during fiscal year 2004.
      The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, for preparing the Company’s financial statements and for the public reporting process. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, PricewaterhouseCoopers will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.
      In this context, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers the audited financial statements for the year ended December 31, 2004, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers certain matters required under Statement on Auditing Standard No. 61 (Communication with Audit Committees), and has received written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) from PricewaterhouseCoopers and has discussed with them their independence.
      The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.
      Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved the Audit Committee’s recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.
      The Audit Committee also selected PricewaterhouseCoopers to audit the Company’s consolidated financial statements for the 2005 fiscal year.
      The following represents fees billed by PricewaterhouseCoopers for professional services provided in connection with the audit of the Company’s annual financial statements for the fiscal years 2004 and 2003 and other services during these years.

Nature of Services	2004	2003

	(In millions)	(In millions)
Audit Fees(1)	$3.50	$1.76
Audit-Related Fees(2)	$0.10	$0.30
Tax Fees(3)	$1.60	$1.50
All Other Fees	$0	$0

(1)	The increase in audit fees in 2004 as compared to 2003 is primarily related to (a) attestation services relating to the report on the Company’s internal controls as specified in Section 404 of the Sarbanes-Oxley Act and (b) fees associated with the filing of the Registration Statement on Form S-1 and related amendments with the Securities and Exchange Commission for the Company’s majority-owned subsidiary, Engenio Information Technologies, Inc. On July 29, 2004, the Company announced jointly with Engenio the postponement of the initial public offering of Engenio’s common stock due to then-current market conditions.

(2)	Audit-related service fees include fees for accounting assistance primarily related to leasing transactions.

(2)	Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.
      The Audit Committee has established a policy for pre-approval of audit and permissible non-audit services. The Audit Committee reviews and approves the independent registered public accounting firm’s annual audit plan and any subsequent engagements. The Audit Committee requires that all audit and permissible non-audit services be submitted to it for review and approval in advance. Occasionally, a subcommittee of the Audit Committee, consisting of one or two members, pre-approves certain services. The entire Audit Committee ratifies the subcommittee’s pre-approval in the subsequent meeting of the Audit Committee. In 2004, the Audit Committee followed these guidelines in approving all services rendered by PricewaterhouseCoopers.

Members Of The Audit Committee

Dr. Malcolm R. Currie, Chairman
T.Z. Chu
James H. Keyes
R. Douglas Norby
Matthew J. O’Rourke
February 9, 2005

PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
Among LSI Logic Corporation, S&P 500 Index
and the Philadelphia Semiconductor Index

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04

LSI Logic Corporation	$100	$51	$47	$17	$26	$16
S&P®	$100	$91	$80	$62	$80	$89
Philadelphia Semiconductor Index	$100	$82	$74	$41	$72	$62
      The stock price performance shown on the graph following is not necessarily indicative of future price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2004, its officers, directors and holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements.

THE BOARD OF DIRECTORS

April 7, 2005

Appendix A
CHARTER OF THE
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LSI LOGIC CORPORATION
(as adopted by the Board of Directors on April 10, 2003)
PURPOSE
      The purpose of the Compensation Committee of the Board of Directors (the “Committee”) of LSI Logic Corporation (the “Company”) is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, as well as to oversee, review and evaluate the Company’s incentive compensation and equity based plans and practices and to make recommendations to the Board with respect to such plans and practices, as the Committee deems appropriate.
      The Committee is also responsible for producing an annual report on executive officer compensation for inclusion in the Company’s proxy statement, in accordance with all applicable rules and regulations.
COMMITTEE MEMBERSHIP AND ORGANIZATION
      The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders. Compensation Committee members shall serve at the discretion of the Board. The Committee shall consist of no fewer than two (2) members. The members of the Committee shall be “independent” in accordance with the Corporate Governance Standards of the New York Stock Exchange and shall meet (i) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended. For purposes of this Charter, the term “executive officer” shall have the meaning given to “officer” pursuant to Rule 16a-l(f) of the Exchange Act.
COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a) Officer and Director Compensation Plans, Policies and Programs
      The Committee shall review at least annually the executive officer and director compensation plans, policies and programs of the Company to ensure that executive officers and directors of the Company are compensated effectively in a manner consistent with the goals of the Company and to ensure that the Company will be able to attract, retain and reward those who contribute to the success of the Company. If the Committee deems it appropriate, the Committee may adopt or recommend to the Board the adoption of new, or the amendment of existing, executive officer and director compensation plans, policies and programs.

(b) Board Committee Service Fees
      The Committee shall make recommendations to the Board regarding additional fees, if any, for service by members of the Board on Board committees. Such fees may include retainers, per meeting fees and special fees for service as a committee member or chairman. Fees may be paid in such form of consideration as is determined by the Board, which may include but is not limited to cash, deferred payment, stock, stock options, phantom stock, and common stock equivalents.

(c) Goals of the Officer and Director Compensation Plans
      The Committee shall review at least annually the goals of the Company relevant to the compensation of the CEO and the executive officers.

(d) CEO and Executive Officer Performance Review
      The Committee shall evaluate and review at least annually the performance of the Chief Executive Officer and other executive officers in light of the Company’s goals; and based upon such evaluation, shall determine for the Chief Executive Officer and other executive officers of the Company (a) their annual base salary, (b) their annual incentive bonus, (c) their equity compensation, (d) and their employment agreements, severance arrangements, and change in control agreements/provisions, as applicable, and (e) any other benefits, perquisites, compensation or arrangements.

(e) Stock Option Grant Authority
      The Committee shall have the authority to grant stock options and other stock awards under the Company’s equity incentive plans, as authorized by the Board.
INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•	The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

•	The Committee shall have the sole authority to retain at the Company’s expense and terminate any compensation consultant to be used by the Committee to assist in the evaluation of Chief Executive Officer’s or other executive officer’s compensation and Director compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

•	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, at the Company’s expense.
EVALUATION OF THE COMMITTEE

•	The Committee shall evaluate its performance at least annually. The Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s compensation policies or procedures.
MEETINGS
      The Committee shall meet at least twice each year and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum.
      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES
      The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.
REPORTS
      In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Committee shall deliver a report to the Board following each of its meetings summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting. Such report may be furnished orally or in writing.
VOTING
      Each member of the Committee shall have one vote on any matter requiring action by the Committee.
COMPENSATION
      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      The Committee Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Appendix B
CHARTER OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LSI LOGIC CORPORATION
(as adopted by the Board of Directors on April 10, 2003)
PURPOSE
      The purpose of the Nominating and Corporate Governance Committee (“Committee”) of the Board of Directors of LSI Logic Corporation (the “Company”) is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Committee shall:

•	Assist the Board in identifying and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•	Recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Advise the Board with respect to Board composition, procedures and whether to form or dissolve committees;

•	Advise the Board with respect to the corporate governance principles applicable to the Company; and

•	Oversee and develop criteria for oversight of the evaluation of the Board and management.
COMMITTEE MEMBERSHIP AND ORGANIZATION
      The members of the Committee shall be nominated by the Committee and appointed annually by the Board at the first regular meeting of the Board following each annual meeting of stockholders. Committee members shall serve at the discretion of the Board. The Committee shall be comprised of no fewer than three (3) members who qualify as independent directors (“Independent Directors”) in accordance with the Corporate Governance Standards of the New York Stock Exchange, Inc. (“NYSE”), the rules of the SEC and applicable law, as in effect from time to time.
COMMITTEE RESPONSIBILITIES AND AUTHORITY

(a) Board Candidates and Nominees
      The Committee shall:

•	Establish procedures and criteria for evaluating the suitability of nominees to the Board to ensure nominees possess those characteristics that are expected to contribute to an effective Board. Each nominee should be considered on the basis of his or her likelihood to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirements.

•	Evaluate and recommend nominees to the Board, and consider stockholder nominees for election to the Board.

•	Conduct searches for potential board members who satisfy the criteria established by the Committee.

(b) Board Composition and Procedures
      The Committee shall:

•	Review with the Board, at least annually, the composition of the Board. If appropriate, the Committee shall recommend measures to be taken so that the Board as a whole reflects the appropriate balance of the criteria for directors established by the Committee;

•	Ensure that the Board contains at least the minimum number of Independent Directors required by the NYSE; and

•	Coordinate with the Board and approve the Board meeting schedule.

(c) Board Committees
      The Committee shall:

•	Review with the Board, at least annually, the size and composition of each of the Board’s standing committees and recommend individuals qualified to serve as members of each committee and as chairman of each committee, including the Committee, and recommend individuals to fill any vacancy that might occur on a committee, including the Committee.

•	Recommend that the Board establish such special committees as may be desirable or necessary to address ethical, legal or other matters that may arise from time to time.

•	Review annually committee assignments and make any appropriate recommendations to the Board.

•	Review the functioning of the committees of the Board and make recommendations to the Board for any changes, including the creation or elimination of committees.

(d) Corporate Governance
      The Committee shall:

•	Develop and review, at least annually, the corporate governance principles adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of the NYSE and applicable law, and make recommendations to the Board of any desirable changes.

•	Consider any other corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board.

(e) Evaluation of the Board and Management
      The Committee shall:

•	Evaluate the performance of the Board and individual directors, and, if necessary, recommend termination of membership of individual directors in accordance with the board’s governance principles, for cause or for other appropriate reasons.

•	Review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

•	The Committee shall evaluate the performance of the Company’s management. The Committee shall conduct an annual review on succession planning, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors to executive management positions.
INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

•	The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities.

•	The Committee shall have the sole authority to retain, at the Company’s expense, and terminate any personnel search consultant to be used by the Committee to assist the Committee in identifying qualified Board candidates, and shall have the sole authority to approve the consultant’s fees and other retention terms.

•	The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.
EVALUATION OF THE COMMITTEE
      On an annual basis, the Committee shall evaluate its performance.
      The Committee shall review and reassess the adequacy and scope of this Charter at least annually and recommend any proposed changes to the Board for approval.
      The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.
MEETINGS
      The Committee shall meet at least twice each year and shall establish its own schedule and rules of procedure, consistent with the Bylaws of the Company and this Charter. The Board shall designate one member of the Committee as its Chairperson. The Chairperson or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and be heard shall constitute a quorum. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
MINUTES
      The Committee shall maintain written minutes of its meetings, which minutes shall be filed and maintained with the books and records of the Company at the Company’s headquarters.
REPORTS
      The Committee shall deliver a report to the Board following each of its meetings summarizing its examinations and recommendations and describing all of the actions taken by the Committee at the meeting. Such reports may be furnished orally or in writing.
VOTING
      Each member of the Committee shall have one vote on any matter requiring action by the Committee.
COMPENSATION
      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Committee. Fees may be paid in such form of consideration as is determined by the Board of Directors.
      Members of the Committee may not receive any other compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

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COMMUNICATIONS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LSI LOGIC CORPORATION

     Vote On Directors

1.	Election of Directors
Nominees:
	01) Wilfred J. Corrigan	05) R. Douglas Norby
	02) James H. Keyes	06) Matthew J. O’Rourke
	03) Malcolm R. Currie	07) Gregorio Reyes
	04) T.Z. Chu	08) Larry W. Sonsini

For	Withhold	For All
All	All	Except
¡	¡	¡

To withhold authority to vote for a particular
nominee, mark “For All Except” and write the
nominee’s number on the line below.

Vote On Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2005 fiscal year.	¡	¡	¡

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

For address changes, please check this box and write
them on the other side of this proxy card where indicated.	¡

Please indicate if you plan to attend this meeting.	¡	¡

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS
LSI LOGIC CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 7, 2005, and hereby appoints Wilfred J. Corrigan and David G. Pursel, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 12, 2005, at 9:00 a.m., local time, at the Fairmont San Jose located at 170 South Market Street, San Jose, CA 95113 and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED AS DIRECTORS AND FOR RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SIDE